Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Riot Blockchain, Inc. (the "Company") on Amendment No. 1 to Form S-3 (File No. 333-230290) of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated April 2, 2019, with respect to our audit of the consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2018 and for the year then ended, and our report dated April 2, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2018 appearing in the Annual Report on Form 10-K of Riot Blockchain, Inc. for the year ended December 31, 2018. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 23, 2019